Exhibit 21
WHIRLPOOL CORPORATION
List of Subsidiaries

Subsidiary Name	Jurisdiction in Which Organized
1900 Holdings LLC	Delaware
B. Blend Máquinas e Bebidas S.A.	Brazil
BUD Comércio de Eletrodomésticos Ltda.	Brazil
Bauknecht AG	Switzerland
Bauknecht Hausgeräte GmbH	Germany
Bill Page Orchestra, Inc.	California
Brasmotor Ltda.	Brazil
Brunson Place Properties, LLC	Michigan
Centro de Desarrollo Tecnologico e Innóvación WHM, S. de R.L de C.V.	Mexico
Chieri Italia S.r.l.	Italy
Comercial Acros Whirlpool, S. de R.L. de C.V.	Mexico
Consumer Appliances Service Limited	Hong Kong
Elera Delaware, Inc.	Delaware
Elera Holdings Corporation	Delaware
Elica PB Whirlpool Kitchen Appliances Private Limited	India
General Domestic Appliances Holdings Limited	UK
Haceb Whirlpool Industrias S.A.S.	Colombia
Hoover Comercial Limitada	Brazil
Indesit Argentina S.A.	Argentina
Indesit Company International Business S.A.	Switzerland
Indesit Company Luxembourg S.A.	Luxembourg
Indesit Company UK Holdings Ltd.	UK
IRE Beteiligungs GmbH	Germany
Industrias Acros Whirlpool, S. de R.L. de C.V.	Mexico
InSinkErator Appliance (Nanjing) Co. Ltd.	China
InSinkErator (Australia) Pty. Ltd.	Australia
InSinkErator Canada Co.	Nova Scotia
InSinkErator LLC	Delaware
InSinkErator Trading (Shanghai) Co. Ltd.	China
InSinkErator UK Ltd.	UK
KitchenAid Australia, Pty Ltd	Australia
KitchenAid Europa, Inc.	Delaware
KitchenAid France SAS	France
KitchenAid Germany GmbH	Germany
KitchenAid, Inc.	Ohio
KitchenAid Global LLC	Delaware
KitchenAid Korea Limited	S Korea
KitchenAid Netherlands B.V.	Netherlands (The)
KitchenAid Promotions, LLC	Michigan
KitchenAid Trading Co., Ltd.	China
KitchenAid UK Limited	UK
LAWSA S.A.	Argentina

Subsidiary Name	Jurisdiction in Which Organized
MLOG Armazém Geral Ltda.	Brazil
Maytag Limited	Ontario
Maytag Properties, LLC	Michigan
Maytag Sales, Inc.	Delaware
Maytag Worldwide N.V.	Curaçao
Nineteen Hundred Corporation	New York
Parex Industries Ltd.	New Zealand
South American Sales Partnership	Florida
THC Assets Corporation	Delaware
WCGP Nova Scotia Co.	Nova Scotia
Whirlpool (Australia) Pty. Limited	Australia
Whirlpool (B.V.I.) Limited	Virgin Islands (British)
Whirlpool (China) Investment Co., Ltd.	China
Whirlpool (Hefei) Trading Co., Ltd	China
Whirlpool (Hong Kong) Limited	Hong Kong
Whirlpool (Japan) Co., Ltd.	Japan
Whirlpool (Thailand) Limited	Thailand
Whirlpool Argentina S.r.l.	Argentina
Whirlpool ASEAN Co.	Delaware
Whirlpool Asia B.V.	Netherlands (The)
Whirlpool Asia Holdings S.à r.l.	Luxembourg
Whirlpool Asia Inc.	Delaware
Whirlpool Asia LLP	India
Whirlpool Bangladesh Limited	Bangladesh
Whirlpool Belux N.V./S.A.	Belgium
Whirlpool Bermuda Euro Ltd.	Bermuda
Whirlpool Bulgaria Ltd.	Bulgaria
Whirlpool CR, spol. s.r.o.	Czech Republic
Whirlpool Canada Co.	Nova Scotia
Whirlpool Canada Holding Co.	Nova Scotia
Whirlpool Canada LP	Ontario
Whirlpool Canada Luxembourg Holdings	Luxembourg
Whirlpool Certified Care, Inc.	Arizona
Whirlpool Chile Limitada	Chile
Whirlpool Colômbia S.A.S.	Colombia
Whirlpool Comercial Ltda.	Brazil
Whirlpool Company Polska Sp. z o.o.	Poland
Whirlpool Company Ukraine LLC	Ukraine
Whirlpool Costa Rica SRL	Costa Rica
Whirlpool Croatia Ltd.	Croatia
Whirlpool CSA Holdings S.à r.l.	Luxembourg
Whirlpool do Brasil Investements B.V.	Netherlands (The)
Whirlpool do Brasil Ltda.	Brazil
Whirlpool Ecuador S.A.	Ecuador
Whirlpool Eesti OU	Estonia
Whirlpool Electrodomésticos S.A.	Spain

Subsidiary Name	Jurisdiction in Which Organized
Whirlpool Eletrodomésticos AM S.A.	Brazil
Whirlpool EMEA S.r.l.	Italy
Whirlpool EMEA Finance S.à r.l.	Luxembourg
Whirlpool EMEA Holdings LLC	Delaware
Whirlpool EMEA Holdings S.C.S.	Luxembourg
Whirlpool Enterprises, LLC	Delaware
Whirlpool Euro Holdings B.V.	Netherlands (The)
Whirlpool Europe B.V.	Netherlands (The)
Whirlpool Europe Holdings Limited	Delaware
Whirlpool Finance Center Corp.	Delaware
Whirlpool Finance Luxembourg S.à r.l.	Luxembourg
Whirlpool Finance Overseas Ltd.	Bermuda
Whirlpool Floor Care Corp.	Delaware
Whirlpool France SAS	France
Whirlpool France Holdings SAS	France
Whirlpool GH Group LLC	Delaware
Whirlpool Germany GmbH	Germany
Whirlpool Global Holdings	Luxembourg
Whirlpool Global Investments B.V.	Netherlands (The)
Whirlpool Guatemala, S.A.	Guatemala
Whirlpool Hellas S.A.	Greece
Whirlpool Home Appliances B.V.	Netherlands (The)
Whirlpool India Holdings Limited	Delaware
Whirlpool of India Limited	India
Whirlpool Insurance Company, Ltd.	Bermuda
Whirlpool Internacional S. de R.L. de C.V.	Mexico
Whirlpool International GmbH	Switzerland
Whirlpool International Holdings S.à r.l.	Luxembourg
Whirlpool International Manufacturing S.à r.l.	Luxembourg
Whirlpool Ireland Appliances Limited	Ireland
Whirlpool Italia S.r.l.	Italy
Whirlpool LDH LLC	Delaware
Whirlpool Latin America Corporation	Delaware
Whirlpool Latin America Holding, S. de R.L. de C.V.	Mexico
Whirlpool Latvia S.I.A.	Latvia
Whirlpool Lietuva UAB	Lithuania
Whirlpool Ltd Belgrade	Serbia
Whirlpool Luxembourg Holdings S.à r.l.	Luxembourg
Whirlpool Luxembourg	Luxembourg
Whirlpool Luxembourg Ventures S.à r.l.	Luxembourg
Whirlpool MCA Holdings LLC	Delaware
Whirlpool Magyarország Kereskedelmi Korlátolt Felelosségu Társaság	Hungary
Whirlpool Management EMEA S.r.l.	Italy
Whirlpool Management Services S.a.g.l.	Switzerland
Whirlpool Maroc S. à r.l.	Morocco
Whirlpool Mauritius Limited	Mauritius

Subsidiary Name	Jurisdiction in Which Organized
Whirlpool MEEA DMCC	United Arab Emirates
Whirlpool Mexico, S. de R.L. de C.V.	Mexico
Whirlpool Mexico Holdings LLC	Delaware
Whirlpool Mexico Ventures LLC	Delaware
Whirlpool Microwave Products Development Limited	Hong Kong
Whirlpool NAR Holdings, LLC	Delaware
Whirlpool Nederland B.V.	Netherlands (The)
Whirlpool Nordic A/S	Denmark
Whirlpool Nordic AB	Sweden
Whirlpool Nordic AS	Norway
Whirlpool Nordic OY	Finland
Whirlpool Oceania Inc.	Delaware
Whirlpool Österreich GmbH	Austria
Whirlpool Overseas Holdings, LLC	Delaware
Whirlpool Overseas Hong Kong Limited	Hong Kong
Whirlpool Overseas Manufacturing S.ár.l.	Luxembourg
Whirlpool Peru S.R.L.	Peru
Whirlpool Polska Appliances Sp. z o.o.	Poland
Whirlpool Polska Uslugi Sp. z o.o.	Poland
Whirlpool Portugal, S.A.	Portugal
Whirlpool Product Development (Shenzhen) Company Limited	China
Whirlpool Properties, Inc.	Michigan
Whirlpool Puntana S.A.	Argentina
Whirlpool R&D S.r.l.	Italy
Whirlpool Realty Corporation	Delaware
Whirlpool Romania S.r.l.	Romania
Whirlpool S.A.	Brazil
Whirlpool SSC Limited	Ireland
Whirlpool Slovakia spol. s.r.o.	Slovak Republic
Whirlpool Slovakia Home Appliances spol. s.r.o.	Slovak Republic
Whirlpool South Africa (Proprietary) Limited	South Africa
Whirlpool Southeast Asia Pte	Singapore
Whirlpool Sweden Aktiebolag	Sweden
Whirlpool Taiwan Co., Ltd.	Taiwan
Whirlpool Technologies, LLC	Michigan
Whirlpool Technology Services S.r.l.	Italy
Whirlpool UK Appliances Limited	UK
Whirlpool Uruguay S.R.L.	Uruguay
Whirlpool Worldwide Enterprises S.á r.l.	Luxembourg
Yummly Canada Ltd.	British Columbia
Yummly, Inc.	Delaware